CERTIFICATE OF MERGER

FOR THE MERGER

OF

PUREDEPTH, INC.

a California corporation

WITH AND INTO

PUREDEPTH TECHNOLOGIES, INC.

a Delaware corporation

To the Secretary of State,
State of Delaware:

The Undersigned, PureDepth Technologies, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY:

FIRST: that the Corporation was incorporated on March 16, 2006, pursuant to the Delaware General Corporation Law; and PureDepth, Inc. (the “Merging Company”), was duly incorporated on April 1, 2005, pursuant to the California General Corporation Law;

SECOND: that the Agreement and Plan of Merger and Reorganization governing the merger of the Merging Company with and into the Corporation, pursuant to which the Corporation shall be the surviving corporation, has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with Section 251 of the Delaware General Corporation Law;

THIRD: the Corporation shall be the surviving entity in the merger, and its name shall remain unchanged after the merger;

FOURTH: the Corporation’s certificate of incorporation, as filed with the Delaware Secretary of State, shall be the surviving entity’s certificate of incorporation;

FIFTH: that the Agreement and Plan of Merger and Reorganization governing the merger of the Corporation and the Merging Company is and shall be on file at the Corporation’s office located at 9648 East Arapahoe Road, Greenwood Village, Colorado 80112;

SIXTH: a copy of the Agreement and Plan of Merger and Reorganization will be furnished by the surviving corporation on request, without cost, to any stockholder of the constituent corporations;

SEVENTH: notwithstanding anything herein or elsewhere to the contrary, this merger may be amended or terminated and abandoned by the Board of Directors of the Corporation at any time prior to the time that this Certificate of Merger being filed with the Delaware Secretary of State becomes effective (as set forth below); and

EIGHTH: this Certificate of Merger shall be effective as of 5:00 p.m. (CST) on March 31, 2006.

IN WITNESS WHEREOF, the Corporation, as the surviving corporation, has caused this Certificate of Merger to be signed by the undersigned, its Chief Executive Officer, this 30th day of March, 2006.

PUREDEPTH TECHNOLOGIES, INC.: (the surviving corporation)

/s/ Troy Fullmer
TITLE: PRESIDENT